2011 Financial Outlook
February 25, 2011

Contents
Company Overview
Highlights
Financial Highlights
Map of Operations
Business Segments
Transportation & Storage Segment
Transportation & Storage Assets
Gathering & Processing Segment
Distribution Segment
Corporate & Other Activities
2011 Financial Outlook
2011 Outlook
EPS Reconciliation
2011 Consolidated Adjusted EBITDA
2011 Adjusted Segment EBITDA
2011 Adjusted EBITDA by Segment
2011 Net Capital Expenditure Guidance
2011 Free Cash Flow
SUG General Assumptions
Gathering & Processing Assumptions
2010 SUGS Equity Volumes
Contract Mix – Wellhead Volumes
2011 Growth Projects
Trunkline South Texas Project
FGT Phase VIII Expansion
FGT Phase VIII Expansion Timeline
FGT Pascagoula Lateral
Midstream Growth Opportunities
Appendix
Definitions
Reg. G Reconciliation
Forward Looking Information